EMPLOYMENT AGREEMENT


  This Employment Agreement dated as of the 3rd day of August
  1998, between ASPAC Communications, Inc., a Delaware corporation ("Employer"), and Marc F. Mayeres ("Executive").


                            WITNESSETH:

  Term.
  Employer hereby extents to employ Executive and Executive hereby accepts continuing employment on the terms and conditions hereinafter set forth. Subject to the provisions of Section 7 hereof, the term of this Agreement shall be of three (3) years, commencing on August 6, 1998 (the "Commencing Date").

                 Duties.
                       Executive agrees to serve
                       Employer as Executive
                       President and in such
                       capacity Executive agrees to
                       render his services to the
                       best of his ability.
                       Executive will report to the
                       Board of Directors of the
                       Company.  During the term of
                       this Agreement, Executive
                       will devote his full time
                       and attention to, and use
                       his best efforts to advance,
                       the business and welfare of
                       Employer subject to the
                       direction and control of the
                       Board of Directors.

                 Confidential Information and
                 Covenant Not to Compete.
                            (a)  Executive hereby
                            agrees that, during the
                            term of this Agreement
                            and thereafter, he will
                            not disclose to any
                            person, or otherwise
                            use or exploit any of
                            the proprietary or
                            confidential
                            information or
                            knowledge, including
                            without limitation,
                            trade secrets,
                            processes, records of
                            research, proposals,
                            reports, methods,
                            processes, techniques,
                            computer software or
                            programming, or budgets
                            or other financial
                            information, regarding
                            Employer, its business,
                            properties or affairs
                            obtained by him at any
                            time prior to or
                            subsequent to the
                            execution of this
                            Agreement.

                            (b)  Upon termination
                            of employment Executive
                            will deliver to
                            Employer all processes,
                            records of research,
                            proposals, reports,
                            memoranda, computer
                            software and
                            programming, budgets
                            and other financial
                            information, and other
                            materials or records or
                            writings of any other
                            type (including any
                            copies thereof) made,
                            used or obtained by
                            Executive in connection
                            with his employment by
                            Employer.

                            (c)  During the term of
                            this Agreement, unless
                            with written approval
                            from the Employer,
                            Executive agrees that
                            he will:  (i) neither
                            authorize his name to
                            be used by, (ii) nor
                            engage in or carry on,
                            directly or indirectly,
                            for himself as a member
                            of a partnership or as
                            a stockholder (other
                            than as a stockholder
                            of less than five
                            percent (5%) of the
                            issued and outstanding
                            stock of a publicly
                            held corporation having
                            assets in excess of
                            $10,000,000), investor,
                            officer, or director of
                            a corporation (other
                            than Employer, or any
                            parent, subsidiary,
                            affiliate or successor
                            of Employer), or as an
                            employee, agent,
                            associate, or
                            consultant of any
                            person, partnership,
                            corporation or other
                            business entity, in
                            competition with any
                            business carried on,
                            directly or indirectly,
                            by Employer prior to
                            the date hereof or
                            hereafter conducted,
                            directly or indirectly,
                            by Employer during the
                            term of this Agreement,
                            in any country where
                            business is then
                            carried on or conducted
                            by Employer.

                            (d)  Executive agrees
                            that the remedy at law
                            for any breach by him
                            or any of the covenants
                            and agreements set
                            forth in this Section 3
                            will inadequate and
                            that in the event of
                            any such breach,
                            Employer may, in
                            addition to the other
                            remedies which may be
                            available to it at law,
                            obtain injunctive
                            relief prohibiting him
                            (together with all
                            those persons
                            associated with him)
                            from the breach of such
                            covenants and agreements.

                            (e)  The parties hereto
                            intend that the
                            covenants and
                            agreements contained in
                            this Section 3 shall be
                            deemed to include a
                            series of separate
                            covenants and
                            agreements.  If in any
                            judicial proceeding a
                            court shall refuse to
                            enforce all of the
                            separate covenants
                            deemed included in such
                            action, then such
                            unenforceable covenants
                            shall be deemed
                            eliminated from the
                            provisions hereof for
                            the purposes of such
                            proceeding to the
                            extent necessary to
                            permit the remaining
                            separate covenants to
                            be enforced in such
                            proceeding.

                 Compensation.
                 Salary.
                 Under this Agreement, Executive
                 will be paid an annual salary of
                 One Hundred Thousand Dollars
                 ($100,000.00) in equal monthly
                 installments, with participation
                 in future stock option programs.

                 At the start of the Company's
                 public trading, the Executive will
                 have the right to participate in
                 the Company's Stock Incentive
                 Program (either in a form of S-8
                 stock or other forms) at an amount
                 to be decided by the Board of
                 Directors.  On the anniversary
                 dates of this contract, the annual
                 salary and bonus will be reviewed
                 by the Board of Directors.

                 Executive agrees that Three
                 Thousand Five Hundred Dollars
                 ($3,500.00) will be payable
                 monthly subject to income tax
                 withholdings and other payroll
                 deductions as customary in respect
                 of Employer's salaried employees
                 in general, and the remaining will
                 be accrued and deferred until
                 sixty (60) days after the Employer
                 starts its public trading or other
                 date agreed by both parties,
                 together with accruals provided
                 under the previous employment
                 agreement.

                 Medical Insurance.
                 During the term of this Agreement
                 Employer shall furnish Executive
                 with the same medical and hospital
                 insurance furnished to other
                 employees of Employer.

                 Expenses.
                 Employer will pay or reimburse
                 Executive for such reasonable
                 travel, entertainment, or other
                 expenses as he may incur at the
                 request of Employer during the
                 term of this Agreement in
                 connection with the performance of
                 his duties hereunder.  Executive
                 shall furnish Employer with such
                 evidence that such expenses were
                 incurred as Employer may from time
                 to time reasonably require or
                 request.

                 Death or Total Disability of
                 Executive.
                 If Executive dies, or becomes
                 totally disabled (for a period of
                 more than six (6) consecutive
                 weeks), during the term of this
                 Agreement, Executive's employment
                 under this Agreement shall
                 automatically terminate and all of
                 Executive's benefits and all
                 payments to Executive under this
                 Agreement shall immediately
                 terminate.

                 Termination for Cause.
                 Executive's employment under this
                 Agreement may be terminated by
                 Employer for "good cause."  The
                 term "good cause" is defined as
                 any one or more of the following
                 occurrences:

                            Executive's breach of
                 any of the covenants contained in
                 Section 3 of this Agreement;

                            Executive's conviction
                 by, or entry of a plea of guilty
                 or nolo contendere in, a court of
                 competent and final jurisdiction
                 for any crime involving moral
                 turpitude or punishable by
                 imprisonment in the jurisdiction
                 involved;

                            Executive's commission
                 of an act of fraud, whether prior
                 to or subsequent to the date
                 hereof upon Employer;

                            Executive's continuing
                 failure or refusal to perform his
                 duties as required by this Agreement;

                            Gross negligence,
                 insubordination, material
                 violation by Executive of any duty
                 of loyalty to Employer or any
                 other material misconduct on the
                 part of Executive; or

                            Executive's commission
                 of any act which is detrimental to
                 Employer's business or goodwill.

                 Miscellaneous.

                 Modification and Waiver of Breach.

                 No waiver or modification of this
                 Agreement shall be binding unless
                 it is in writing signed by the
                 parties hereto.  No waiver of a
                 breach hereof shall be deemed to
                 constitute a waiver of a future
                 breach, whether of a similar of
                 dissimilar nature.

                 Complete Agreement.

                 This Agreement contains the entire
                 agreement between the parties
                 hereto with respect to the
                 transactions contemplated by this
                 Agreement and supersedes all
                 previous oral and written and all
                 contemporaneous oral negotiations,
                 commitments, writings, and
                 understandings.

                 Legal Fees.

                 If any legal action, arbitration
                 or other proceeding is brought for
                 the enforcement of this Agreement,
                 or because of any alleged dispute,
                 breach, default or
                 misrepresentation in connection
                 with this Agreement, the
                 successful or prevailing party
                 shall be entitled to recover
                 reasonable attorneys' fees and
                 other costs it incurred in that
                 action or proceeding, in addition
                 to any other relief to which it
                 may be entitled.
                 Assignment.

                 This Agreement may not be assigned
                 in any manner whatsoever.

                 IN WITNESS WHEROF: the undersigned
                 have executed this Agreement on
                 the day and year first above written.

                 EXECUTIVE:
                 EMPLOYER:


                 ASPAC COMMUNICATIONS, INC.

                 _______________________________


                 By:____________________________
                 Address of Executive:
                          Amy Ming Zhang

                          Secretary
                 30902 Clubhouse Drive #44F
                 Laguna Niguel, CA 92677